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                                                                    EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-27427 and Registration Statement No. 33-45013 on Form S-8; and, Amendment No. 3 to Registration Statement No. 33-40630, Amendment No. 2 to Registration Statement No. 33-30853, Amendment No. 1 to Registration Statement No. 33-70006, and Registration Statement No. 333-26109 on Form S-3 of Pacific Pharmaceuticals (formerly Xytronyx, Inc.) and Subsidiaries (collectively, the "Company", a development stage enterprise) of our report dated July 8, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's activities as those of a development stage enterprise and an explanatory paragraph referring to the restatement of the fiscal 1997 financial statements), appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 1998.

DELOITTE & TOUCHE LLP
San Diego, California
July 10, 1998